EXHIBIT 10.42
Execution Version
NOVARTIS PHARMA AG
AND
SGX PHARMACEUTICALS, INC.
STOCK PURCHASE AGREEMENT

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STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 27th day of March, 2006, by and between Novartis Pharma AG (“Novartis” or the “Investor”), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, CH-4002, Basel, Switzerland, and SGX Pharmaceuticals, Inc., (the “Company”), a Delaware corporation with its principal place of business at 10505 Roselle Street, San Diego, California 92121.
     THE PARTIES HEREBY AGREE AS FOLLOWS:
1. Purchase and Sale of Common Stock.
     1.1 Sale of the Common Stock.
          (a) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company that number of shares of common stock (the “Shares”), par value $0.001 per share of the Company (the “Common Stock”) equal to the quotient obtained by dividing (i) Five Million U.S. Dollars (US$5,000,000) (the “Purchase Price”) by (ii) the Share Price determined in accordance with Section 1.1(b) below.
          (b) The “Share Price” means $7.84.
2. Closing Date; Deliveries.
     2.1 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall be held on or prior to the second (2nd) business day after the satisfaction or waiver of all of the conditions to the Closing (other than those conditions that by their nature are to be satisfied or waived at the Closing) or such other date upon which the Company and the Investor may agree. The date of the Closing is hereinafter referred to as the “Closing Date.”
     2.2 Deliveries.
          (a) Deliveries by the Company. At the Closing, the Company shall deliver to the Investor a stock certificate, registered in the Investor’s name, representing the Shares purchased by the Investor. The Company will also make all such deliveries as are contemplated by Section 5 of this Agreement prior to or in connection with the Closing.
          (b) Deliveries by the Investor. At the Closing, the Investor shall deliver the Purchase Price by wire transfer of same day funds per the Company’s wiring instructions (which shall have been delivered to the Investor not less than two business days before the Closing Date). The Investor will also make all such deliveries as are contemplated by Section 6 of this Agreement prior to or in connection with the Closing.
     2.3 Further Assurances. The Company and the Investor hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.
3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the corresponding section of the Disclosure Schedule delivered to Investor concurrently with the execution hereof (the “Disclosure Schedule”) or in another section of the Disclosure Schedule, but only to the extent the relevance to any other Section is reasonably apparent from the actual text of such disclosure, or as otherwise set forth in the Company’s Amendment No. 8 to Registration Statement on Form S-1 filed with the SEC on January 31, 2006 (the “Registration Statement”) or any Annual Report on Form 10-K or Current Report on Form 8-K filed by the Company with the SEC at least two (2) business days prior to the date hereof, the statements contained in this Section 3 are true and correct as of the date hereof:
     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, to enter into this Agreement, to sell the Shares in accordance with the terms hereof and to perform its obligations hereunder. The Company, and each of its Subsidiaries, is qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has delivered to the Investor true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Bylaws in effect on the date hereof.
     3.2 Capitalization and Voting Rights.
          (a) The authorized capital of the Company as of the date of this Agreement consists of:
     (i) Preferred Stock. 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which no shares are issued and outstanding.
     (ii) Common Stock. 75,000,000 shares of Common Stock, of which 14,375,940 shares are issued and outstanding as of March 22, 2006.
          (b) There are (i) other than lock-up restrictions with the Company or the underwriters in the Company’s initial public offering and the restrictions set forth in the Investor Rights Agreement, no restrictions on the transfer of capital stock of the Company imposed by the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws; and (ii) no cumulative voting rights for any of the Company’s capital stock.

          (c) As of March 22, 2006, of the authorized Common Stock (i) 195,629 shares have been reserved for issuance upon exercise of outstanding warrants, and (ii) 1,706,045 shares have been reserved for issuance upon exercise of outstanding options or other stock-based awards under the 2000 Equity Incentive Plan, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and the 2005 Employee Stock Purchase Plan, and (iii) an aggregate of 866,009 shares remain available for future issuance of options or other stock-based awards under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan and the 2005 Employee Stock Purchase Plan. Other than as set forth in the preceding sentence, there are no other shares of Common Stock reserved for issuance. There are no outstanding options, warrants, or agreements pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or any other securities of the Company in respect of which a sufficient number of such shares or securities have not been reserved for issuance upon exercise or conversion thereof.
     3.3 Subsidiaries. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company free and clear of any Encumbrances. There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.
     3.4 Authorization. All corporate action on the part of the Company, its officers, directors and its stockholders necessary for the authorization, execution and delivery of this Agreement and the Investor Rights Agreement Amendment, the performance of all obligations of the Company hereunder and under the Investor Rights Agreement and the authorization, issuance and delivery of the Shares to be sold hereunder, has been taken. This Agreement and the Investor Rights Agreement Amendment have been duly executed and delivered by the Company and this Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights, or by equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws).
     3.5 No Conflict. The execution and delivery of this Agreement and the Investor Rights Agreement Amendment, the performance of this Agreement and the Investor Rights Agreement and compliance with the provisions hereof and thereof by the Company, will not:
          (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other Governmental Authority (as used herein, “Governmental Authority” shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any Person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government), the violation of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, other than conflicts or breaches which would not have, individually or in the aggregate, a Material Adverse Effect, (ii) the Company’s Certificate of Incorporation, or (iii) the Bylaws of the Company; or
          (c) result in the creation of any Encumbrance upon any of the Shares or on any of the properties or assets of the Company or any Subsidiary, other than Encumbrances on any properties or assets which would not have, individually or in the aggregate, a Material Adverse Effect.
     3.6 Valid Issuance of Common Stock. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and, other than as set forth or contemplated herein or in the Investor Rights Agreement, will not be subject to any preemptive rights, rights of first refusal or other similar rights.
     3.7 Liabilities. Since September 30, 2005, the Company has not incurred any unpaid indebtedness for money borrowed or any other contractual liabilities of the type required to be disclosed on a balance sheet prepared in accordance with United States generally accepted accounting principles (“GAAP”), in excess of $200,000 in any instance, or $500,000 in the aggregate, other than liabilities incurred in the ordinary course of business.
     3.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notification or filing with, any federal, state or local Governmental Authority, the National Association of Securities Dealers or such other self-regulatory organization or stock exchange on which the Common Stock is listed, on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement or the valid execution and delivery of the Investor Rights Agreement Amendment, the offer, sale, or issuance of the Shares or the consummation of any other transaction contemplated hereby, except the filing required to be made under federal securities laws and the qualification (or the taking of such action as may be necessary to secure an exemption from qualification) of the offer and sale of the Shares under applicable Blue Sky laws, which filings and qualifications, if required to be made prior to the Closing, shall be accomplished prior to the Closing.
     3.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary which questions the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or result in any material change in the current equity ownership of the Company. To the Company’s knowledge, there are no legal actions pending or threatened in writing involving the violation by any current or former employee of the Company of any employment contract or proprietary information agreement with any prior employer of such employee relating to their employment with the Company or any Proprietary Rights used by the Company. To the Company’s knowledge, there has not been, nor is there pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company relating to such officer’s or director’s activities with the Company. The Company has not received any stop order or other order suspending the effectiveness of the Registration Statement and, to the Company’s knowledge, the SEC has not issued any such order. The Company is not a party to any order, writ, injunction, judgment or decree of any court. There is no action, suit, proceeding or investigation initiated by the Company currently pending.
     3.10 Employees and Consultants.
          (a) Each employee of, or consultant to, the Company or its Subsidiaries, who has access to confidential or proprietary information of the Company or its Subsidiaries, is a signatory to, and, to the Company’s knowledge, is bound by, an agreement with the Company relating to nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.
          (b) To the Company’s knowledge, no employee of, or consultant to, the Company or its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement with the Company or any Subsidiary including, but not limited to, those matters relating to (i) the relationship of any such employee with the Company or any Subsidiary, or (ii) unfair competition, trade secrets or proprietary information.
     3.11 Proprietary Rights.
          (a) Except as set forth in Section 3.11(a) of the Disclosure Schedule, to the knowledge of the Company, the Company owns or possesses, or believes it can obtain, rights to use all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks copyrights, and other proprietary and intellectual property rights (collectively, the “Proprietary Rights”) necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted (such Propriety Rights owned by or licensed to the Company or its Subsidiaries collectively, the “Company Rights”). To the knowledge of the Company, (i) the Company’s rights in the Company Rights are valid and enforceable; (ii) except to the extent not yet due, all necessary and material registration, maintenance and renewal fees in respect of the Company Rights in existence as of the date hereof have been paid; (iii) none of the Company or its Subsidiaries have infringed or are infringing the issued patents of any Person in existence as of the date hereof, and have not received any written notice and are not subject to any actual or threatened (in writing) proceedings alleging such, that would reasonably be expected to have a Material Adverse Effect; (iv) no Person is infringing or otherwise violating any Company Rights; and (v) there are no material breaches or defaults of, or any disputes or threatened disputes concerning, any of the Material IP Contracts.
          (b) Schedule 3.11(b) contains a complete and accurate list of all material agreements required to be filed by the Company pursuant to Item 601 of Regulation S-K that have not been so filed by the Company prior to the date hereof granting any rights (including, without limitation, licenses, options and covenants not to sue) with respect to any of the Company Rights (collectively, the “Material IP Contracts”), specifically indicating, as applicable, each amendment thereto.
     3.12 Agreements; Action.
          (a) There are no agreements, understandings, transactions or proposed transactions between the Company or any Subsidiary and any of its officers, directors, or affiliates of a nature required to be disclosed pursuant to the provisions of Item 404 of Regulation S-K, and none of any such individuals or entities has any material interest in any such agreement, understanding, transaction or proposed transaction of a nature required to be disclosed pursuant to the provisions of Item 404 of Regulation S-K.
          (b) Neither the Company nor any Subsidiary thereof has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock (other than a dividend or distribution by a wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary of the Company), (ii) since September 30, 2005, made any loans or advances to any Person in excess of $200,000 in any one instance and $500,000 in the aggregate, other than ordinary advances to employees for travel expenses or in the ordinary course of business, or (iii) since September 30, 2005, sold, exchanged or otherwise disposed of any of its assets or rights that would have been required to be disclosed by the Company in a Current Report on Form 8-K.
          (c) Neither the Company nor any Subsidiary thereof has admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated as bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.
          (d) Each of the Company and its Subsidiaries is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Company or such Subsidiary is a party or is subject (collectively, the “Obligations”), the lack of compliance with which could afford any Person the right to (i) accelerate any indebtedness or (ii) terminate any right or agreement of the Company or such Subsidiary, the acceleration or termination of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations, except where such failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (e) There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any Subsidiary is a party or by which it is bound that are required to be filed by the Company as material exhibits pursuant to Item 601 of Regulation S-K that have not been so filed and may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or such Subsidiary in excess of $500,000, other than obligations of, or payments to, the Company or a Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or a Subsidiary, other than licenses arising from the purchase of “off the shelf” or other standard products.
     3.13 Registration Rights. Other than pursuant to the Investor Rights Agreement, the Company does not have any obligation to provide registration rights with respect to shares of the Company’s capital stock under the Securities Act of 1933, as amended (the “Securities Act”), including piggyback rights, to any Person.
     3.14 Title to Property and Assets. The Company has good title to, or has valid rights to lease or otherwise use, all of the property and assets reflected on its balance sheet as of September 30, 2005, except those assets sold, consumed or otherwise disposed of since the date of such balance sheet in the ordinary course of business, none of which assets sold, consumed or otherwise disposed of since the date of such balance sheet, either alone or in the aggregate are material, either in nature or amount, to the business of the Company and its Subsidiaries. With respect to the property and assets they lease, each of the Company and its Subsidiaries is in all respects in compliance with such leases, has not received written notice of any allegations that it is in default thereunder in any respect and holds a valid leasehold interest in such property and assets free of any Encumbrances, except where such failure to be in compliance, or such default or Encumbrance would not reasonably be expected to have a Material Adverse Effect.
     3.15 Financial Statements and SEC Filings.
          (a) The Company has (i) made available to the Investor the Registration Statement containing its audited financial statements at and for the fiscal year ended December 31, 2004 (the “Audited Financial Statements”) and its unaudited financial statements at and for the nine-month period ended September 30, 2005 (the “Interim Financial Statements”) and (ii) delivered to the Investor its unaudited financial statements at and for the fiscal year ended December 31, 2005 (the “2005 Unaudited Financial Statements” and together with the Audited Financial Statements and the Interim Financial Statements, collectively, the “Financial Statements”), and with respect to the Audited Financial Statements, the notes thereto. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, except as may be otherwise indicated in the Financial Statements or notes thereto or, in the case of the Interim Financial Statements or the 2005 Unaudited Financial Statements, to the extent they may not include footnotes, do not reflect year-end adjustments or may conform to the SEC’s rules and instructions for disclosure with respect to interim periods. The Company’s audited financial statements at and for the end of the year ended December 31, 2005, as they will be filed in the Company’s Annual Report on Form 10-K, will not differ in the aggregate in any material respect in any manner adverse to the Company from the 2005 Unaudited Financial Statements, except for the completion of footnotes. The Company maintains and consistently applies and will continue to maintain and consistently apply a standard system of accounting established and administered in accordance with GAAP.
          (b) Since January 31, 2006, the Company has filed with the SEC all reports, schedules, forms, statements and other documents, including the Registration Statement and the prospectus contained therein (including exhibits and all other information incorporated therein) required by federal securities laws to be filed with the SEC (“Company SEC Documents”). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC applicable to such Company SEC Documents, and no Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     3.16 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.
     3.17 Accounting Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.18 Employee Benefit Plans. There are no “employee benefit plans” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) maintained by the Company or any Subsidiary or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan, practice or pending arrangement sponsored, maintained or to which contributions are made by the Company by or on behalf of current or former employees of the Company or any Subsidiary, their dependents or any other party. The Company has no current plans to substantially alter the benefits or coverage available under any of the employee benefit, employee pension benefit or other plans, arrangements or practices referred to above.
     3.19 Tax Returns, Payments and Elections . The Company and each of its Subsidiaries has filed all tax returns and reports as required, and within the time prescribed by law (including, for this purpose, any permitted extension), including without limitation, all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns or reports required to be filed by it. These returns and reports are true and correct in all material respects. The Company and each of its Subsidiaries has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The federal income tax returns of the Company have never been audited, and none of the Company’s Subsidiaries are currently subject to any audit, by the Internal Revenue Service, and neither the Company nor any Subsidiary has agreed to an extension of the statute of limitations with respect to any of its tax years. Neither the Internal Revenue Service nor any other taxing authority is now asserting, nor is threatening to assert, against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.
     3.20 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with coverage, in the case of property insurance, in such amount (subject to reasonable deductibles) as the Company believes is necessary to allow it to replace any of its properties that might be damaged or destroyed, and in the case of casualty and liability insurance, in such amounts as the Company believes is customary and adequate for businesses similar to the business of the Company, with the resources of the Company and at the stage of development of the Company.
     3.21 Labor Agreements and Actions. Neither the Company nor any of its Subsidiaries has any collective bargaining agreements covering any of its employees, nor is the Company or any of its Subsidiaries bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the knowledge of the Company threatened, nor is the Company or any of its Subsidiaries aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee or that any group of key employees intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing.
     3.22 Real Property Holding Corporation. The Company is not, and has not been at any time, a United States real property holding corporation as defined in Section 897 of the Code.
     3.23 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     3.24 Offering. Subject to the accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are: (i) in full compliance with all applicable laws; and (ii) exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply with prior to the Closing or those that are permitted to be complied with following the Closing.

     3.25 Environmental Matters.
          (a) To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in material violation of any Environmental Law (as hereinafter defined). As used in this Agreement, “Environmental Law” shall mean any applicable federal, state and local law, ordinance, rule or regulation that regulates, fixes liability for, or otherwise relates to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, actual Release (as hereinafter defined) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent.
          (b) To the Company’s knowledge, neither the Company nor any of its Subsidiaries has used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (hereinafter together defined as “Release”) any Hazardous Materials (as hereinafter defined) on, from or affecting any Property (as hereinafter defined) in any manner or by any means in material violation of any Environmental Laws and to the Company’s knowledge after due investigation, there is no threat of such Release in material violation of Environmental Laws. As used herein, the term “Property” shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Company or as to which the Company now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any Subsidiary of the Company may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such Subsidiary or their predecessors, or because the Company or any such Subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term “Hazardous Materials” shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by Environmental Laws.
          (c) The Company has not received written notice that the Company or any of its Subsidiaries is a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws. The Company has not received any written requests for information in connection with any inquiry by any Governmental Authority concerning disposal sites or with respect to the violation of Environmental Laws.
          (d) The stockholders of the Company, other than those that are officers or employees of the Company, have had no control over, or authority with respect to, the waste disposal operations of the Company or any of its Subsidiaries.
     3.26 Securities Laws. Neither the Company nor anyone acting on its behalf has offered the Shares for sale to, or solicited any offers to buy the Shares from any Person, in any case so as to subject the Company, its promoter, directors or officers to any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or any state securities or blue sky law (collectively, the “Securities Laws” ).

     3.27 Licenses and Other Rights; Compliance with Laws. Each of the Company and its Subsidiaries has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to have any such franchise, permit, license, right or privilege or such non-compliance would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance in all material respects with all laws and governmental rules and regulations applicable to its business, properties and assets, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety. Neither the Company nor any Subsidiary (i) is subject to any material judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or such Subsidiary, (ii) has, since December 31, 2004, received any written request for information, notice, demand letter or administrative inquiry with respect to any aspect of the business, affairs, properties or assets of the Company or such Subsidiary relating to any matter which, in the case of this clause (ii) would reasonably be expected to have a Material Adverse Effect, or (iii) has, since December 31, 2004, received any formal or informal complaint or claim from any regulatory agency with respect to any material aspect of the business, affairs, properties or assets of the Company or such Subsidiary.
     3.28 Broker or Finders. The Company has not incurred, nor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.
     3.29 Market Listing. The Common Stock is listed for trading on the NASDAQ National Market and the Company is in compliance with the rules, regulations and requirements of the NASDAQ National Market relating to the continued listing of the Common Stock.
     3.30 Related Party Transactions. Except with respect to the transactions that are not required to be disclosed, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the Company SEC Documents.
     3.31 No Material Adverse Effect. Since September 30, 2005, no event or events have occurred that have had or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.
4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the statements contained in Section 4 are true and correct as of the date hereof and as of the Closing Date:
     4.1 Authorization, Governmental Consents and Compliance with Other Instruments. All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the Investor Rights Agreement Amendment and the performance of all obligations of the Investor hereunder and under the Investor Rights Agreement has been taken or will be taken prior to the Closing. Each of this Agreement and the Investor Rights Agreement constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights or by equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement and the Investor Rights Agreement, except for filings required pursuant to securities laws. The execution, delivery and performance of this Agreement and the Investor Rights Agreement Amendment and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the Investor’s corporate charter or bylaws or any instrument, judgment, order, writ, decree or contract to which the Investor is a party or by which it is bound.
     4.2 Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms that the Shares will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation, or otherwise distributing the Shares.
     4.3 Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. Neither the foregoing nor any information disclosed to the Investor shall limit or modify the representations and warranties of the Company in Section 3 of this Agreement.
     4.4 Investment Experience and Accredited Investor Status. The Investor is an accredited investor (as defined in Regulation D promulgated under the Securities Act) and is not acquiring the Shares for the account or benefit of any United States Person. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares hereunder.
     4.5 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.
     4.6 Residency. The Investor is a resident of Switzerland.
     4.7 Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and the Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.
     4.8 No Short Sales. Prior to the date hereof, Investor has not engaged in any short sales or similar transactions with respect to shares of Common Stock, nor has the Investor, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to shares of Common Stock.
     4.9 Restricted Securities. The Investor understands that the Shares, when issued, will be restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that the Shares will not be registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. In this respect, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
     4.10 Legends. It is understood that the certificates evidencing the Shares will bear any legend required to be placed thereon under applicable state securities laws, any lock-up legend or legend referring to any restriction on transfer or sale (solely for so long as the Shares are subject to such lock-up or restriction, as applicable), and the following legend until such legend is removed in accordance with Section 8.1:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION AS PROVIDED FOR IN SUCH ACT.
Investor acknowledges that the Company will instruct the Company’s transfer agent not to register the transfer of the Shares (or any portion thereof) during any period in which the Shares are subject to a lock-up or other restriction on transfer. The Securities Act legend shall not be removed from the Shares unless the conditions specified in Section 8.1 for the removal of such legend are satisfied.
5. Conditions to Closing of Investor. The Investor’s obligation to purchase the Shares and consummate the other transactions contemplated hereby at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):
     5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of the date of this Agreement, and as of the Closing Date with the same force and effect as though such representations and warranties had been made on such Closing Date.
     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement and the Investor Rights Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
     5.3 Compliance Certificate. The Company shall have delivered to the Investor a certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of the Company, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.
     5.4 Certification of Resolutions and Officers. The Company shall have delivered to the Investor a certificate or certificates, dated the Closing Date, of the Secretary of the Company certifying as to (a) the resolutions of the Company’s Board of Directors authorizing the execution and delivery of this Agreement and the Investor Rights Agreement Amendment, the issuance of the Shares to the Investor, the execution and delivery of such other documents and instruments as may be required by this Agreement or the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, (b) the name and the signature of the officers of the Company authorized to sign, as appropriate, this Agreement, the Investor Rights Agreement Amendment and the other documents and certificates to be delivered pursuant to this Agreement or the Investor Rights Agreement by either the Company or any of its officers, and (c) a specimen certificate representing the Shares.
     5.5 Organizational Documents. The Company shall have delivered to the Investor copies of (i) the Certificate of Incorporation, certified by the Secretary of State of Delaware as of a date not earlier than five (5) business days prior to the Closing Date and accompanied by a certificate of the Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date, and (ii) the Bylaws of the Company certified by the Secretary of the Company.
     5.6 Good Standing Certificate. The Company shall have delivered to the Investor (i) a good standing certificate dated as of a date not earlier than five (5) business days prior to the Closing Date issued with respect to the Company and each of its Subsidiaries by the Secretary of State of Delaware and (ii) good standing certificates as of a date not earlier than five (5) business days prior to the Closing Date issued with respect to the Company by the Secretary of State of California.
     5.7 Cross Receipt. The Company shall have delivered to the Investor a duly executed Cross Receipt setting forth the number of Shares, the Share Price and the Purchase

Price determined in accordance with Section 1.1 substantially in the form of Exhibit A attached hereto.
     5.8 Other Agreements. The Company shall have delivered to the Investor the duly executed License and Collaboration Agreement and the Investor Rights Agreement Amendment and such agreements shall be in full force and effect.
     5.9 Proceedings and Documents. All corporate and other proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall have been taken or obtained, and all documents incidental hereto and thereto shall be satisfactory to the Investor and its counsel.
     5.10 Continued Market Listing. On the Closing Date, the Common Stock shall be listed for trading on the NASDAQ National Market and the Shares shall be approved for listing on the NASDAQ National Market.
     5.11 Registration Rights Consent. The Company shall have delivered written consents from the requisite parties to the Investor Rights Agreement consenting to the rights granted to the Investor in the Investor Rights Agreement Amendment, such written consents to be in form and substance reasonably acceptable to the Investor and sufficient to effectively amend the Investor Rights Agreement in accordance with its terms.
6. Conditions to Closing of the Company. The Company’s obligation to sell the Shares and consummate the other transactions contemplated hereby at the Closing is subject to the fulfillment as of the Closing of the following conditions:
     6.1 Representations and Warranties Correct. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all respects as of the date of this Agreement, and as of the Closing Date with the same force and effect as though such representations and warranties had been made on such date.
     6.2 Cross Receipt. The Investor shall have delivered to the Company a duly executed Cross Receipt setting forth the number of Shares, the Share Price and the Purchase Price determined in accordance with Section 1.1 substantially in the form of Exhibit A attached hereto.
     6.3 Other Agreements. The Investor shall have delivered to the Company the duly executed License and Collaboration Agreement and the Investor Rights Agreement Amendment and such agreements shall be in full force and effect.
     6.4 Lock-Up Agreement. The Investor shall have delivered to the Company a duly executed lock-up letter substantially in the form of Exhibit C attached hereto.
7. Mutual Conditions to Closing. The obligations of each of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

     7.1 Qualifications. All authorizations, consents, waivers, permits, approvals, qualifications and registrations required to be obtained or effected with any Governmental Authority prior to the Closing Date shall have been duly obtained and be effective as of the Closing Date.
     7.2 Absence of Litigation. There shall be no injunction, action, suit, proceeding or investigation pending or currently threatened in writing against the Company or the Investor which questions the validity of this Agreement or the Investor Rights Agreement Amendment, or the right of the Company or the Investor to enter into this Agreement or the Investor Rights Agreement or to consummate the transactions contemplated hereby or thereby.
8. Additional Covenants and Agreements.
     8.1 Share Legend Removal. The Securities Act legend set forth in Section 4.10 hereof shall be removed from the certificate evidencing the Shares and the Company shall, or shall cause its transfer agent to, issue, no later than two (2) business days from receipt of a request from the Investor pursuant to this Section 8.1, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Investor, without such legend if: (i) such securities have been resold under an effective registration statement under the Securities Act, (ii) such securities have been transferred in compliance with Rule 144 under the Securities Act, (iii) such securities are eligible for resale pursuant to Rule 144(k) under the Securities Act or (iv) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under Rule 144(k) promulgated under the Securities Act.
     8.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for working capital and other general corporate purposes.
     8.3 Standstill Agreement.
          (a) Provided that nothing contained herein will prevent or prohibit the Investor from acquiring the Shares or any other securities of the Company to be acquired in connection with any future collaboration agreement with the Company, the Investor will not, directly or indirectly, without the prior consent of a majority of the Board of Directors of the Company (the “Board”), (i) acquire (or offer or agree to acquire) any shares of Common Stock or Preferred Stock possessing rights to vote together with Common Stock (each a “Company Equity Security”); (ii) engage in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A under the Securities Exchange Act) or consents to vote any Company Equity Security; or (iii) transfer to any third party (other than to its “affiliates,” “associates” (as such terms are defined in Rule 12b-2 under the Securities Exchange Act), officers, directors or employees and other than pursuant to a proxy solicitation conducted by or on behalf of the Board), the right to vote any Company Equity Security except in connection with a sale by the Investor of such Company Equity Security in a transaction not otherwise prohibited by this Agreement. The Investor also agrees that it will not advise, assist or encourage any third party to do any of the foregoing. Subject to Section 8.4, the covenants in this Section 8.3 shall remain in effect until the earlier of (i) the second anniversary of the Closing Date and (ii) the termination of this Agreement.

          (b) Nothing contained herein shall prevent the Investor or its affiliates from (i) investing in fixed income investments made in money-market mutual funds or direct debt investments, (ii) acquiring any Company Equity Security if after such acquisition, the Investor and its affiliates would “beneficially own” (as defined in Rule 13d-3 under the Securities Exchange Act) ten percent (10%) or less of the voting power of the outstanding Company Equity Securities, provided, that it shall not be a violation of this Section 8.3 if the Investor and its affiliates beneficially own more than ten percent (10%) of the voting power of the outstanding Company Equity Securities as a result of any share repurchase, redemption, cancellation or other change in the Company’s capital structure reducing the number or altering the voting power of the outstanding Company Equity Securities, (iii) acquiring Company Equity Securities distributed or issued with respect to or in exchange for any Company Equity Securities beneficially owned by the Investor or its affiliates or distributed or issued with respect thereto or in exchange therefor without any cash payment therefor, (iv) acquiring securities of any biotechnology or pharmaceutical company that beneficially owns Company Equity Securities or (v) making any request to the Board to amend or waive any of the restrictions set forth in this Section 8.3.
     8.4 Termination of Standstill. Notwithstanding the foregoing, the obligations of the Investor under Section 8.3 shall terminate in the event (i) of any bona fide third party tender or exchange offer for at least 50% of the voting power of the outstanding Company Equity Securities, (ii) the Company enters into any agreement to merge, consolidate or enter into a business combination or other extraordinary corporate transaction with any Person not affiliated with the Investor in which the holders of the outstanding Company Equity Securities immediately prior to such merger, consolidation, business combination or other transaction (other than the beneficial owners of such Person, if applicable) hold less than a majority of the voting power of the outstanding voting securities of the surviving or resulting company, (iii) the Company enters into any agreement to sell all or substantially all of its assets to any Person not affiliated with the Investor, (iv) any Person not affiliated with the Investor acquires Company Equity Securities which, together with any Company Equity Securities previously owned by such Person, represent more than twenty-five percent (25%) of the voting power of the outstanding Company Equity Securities, or (v) the individuals who on the date hereof constituted the Board (together with any new directors whose election by the Board or nomination for election by the stockholders of the Company was approved by a majority of the directors of the Company then still in office or whose election or nomination for election was previously so approved by the directors in office on the date hereof, other than any director designated by any Person that has made a tender or exchange offer described in clause (i) above or has entered into an agreement described in clause (ii) or (iii) above) ceasing for any reason to constitute a majority of the Board. All of the provisions of Section 8.3 shall be reinstated and shall apply in full force according to their terms in the event that: (x) if the provisions of Section 8.3 shall have terminated as the result of a tender or exchange offer, such tender or exchange offer (as originally made or as amended or modified) shall have terminated (without closing) prior to the commencement of a tender or exchange offer by the Investor that would have been permitted to be made pursuant to the first sentence of this Section 8.4 as a result of such third-party tender or exchange offer; (y) any tender or exchange offer by the Investor (as originally made or as extended or modified) that was permitted to be made pursuant to this Section 8.4 shall have terminated (without closing); or (z) if the provisions of Section 8.3 shall have terminated as a result of any action by the Company referred to in this Section 8.4, the Company shall have determined, prior to the taking of any action by the Investor that would have been permitted to be made pursuant to the first sentence of this Section 8.4 as a result of such Company action, not to take any of such actions (and no such transaction shall have closed). Upon reinstatement of the provisions of Section 8.3, the provisions of this Section 8.4 shall continue to govern in the event that any of the events described in this Section 8.4 shall occur.
     8.5 Share Ownership. In the event the Investor becomes a beneficial owner of more than 19% of the outstanding voting equity securities of the Company (other than as a result of the Investor’s purchase of additional shares of Common Stock of the Company after the date hereof), upon written request of the Investor, the Company shall (i) release any contractual limitation or restriction in favor of the Company, if any, on the sale or transfer of shares with respect to a sufficient number of shares of voting equity securities held by the Investor to permit the Investor to reduce the Investor’s beneficial ownership of the Company’s voting equity securities to 19% of the voting equity securities of the Company then outstanding, and (ii) cooperate with the Investor to permit the Investor to effect such sale or transfer provided such sale or transfer is made in compliance with applicable securities laws.
9. Miscellaneous.
     9.1 Termination. This Agreement may be terminated at any time prior to the Closing:
          (a) By mutual written agreement of the Company and the Investor;
          (b) By either the Company or the Investor, by written notice to the other party (provided the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement if the Closing shall not have been consummated on or before April 30, 2006; or
          (c) By either the Company or the Investor by giving written notice to the other party if any governmental entity shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement, the Investor Rights Agreement or the License and Collaboration Agreement and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable.
     9.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 9.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of any party or its Affiliates in respect thereof; provided, however, that (i) Sections 9.4, 9.5, 9.6, 9.7. 9.8, 9.13, 9.14 and 9.17 shall survive any such termination and (ii) such termination shall not relieve the Company or the Investor of any liability on account of any willful breach of this Agreement.
     9.3 Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing until thirty (30) days after the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2006; provided however, that the representations and warranties contained in Sections 3.2, 3.6 and 3.25 shall survive until the expiration of the statute of limitations applicable to claims with respect to the matters contained therein.

     9.4 Attorney’s Fees. In the event that a final, binding and non-appealable ruling by a court of competent jurisdiction holds that the Company breached its obligations under this Agreement, the Company shall pay all reasonable legal fees and expenses of the Investor.
     9.5 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.
     9.6 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, including, without limitation, successors through merger, consolidation, reorganization, recapitalization, any similar transaction or otherwise. Neither this Agreement nor any rights or duties of a party hereto may be assigned by the Company, in whole or in part, without the prior written consent of the Investor, except in a sale to a purchaser of the Company’s business, whether by way of a sale of all or substantially all of the Company’s assets, merger, business combination or otherwise. This Agreement or any rights and/or obligations hereunder may be assigned by the Investor without the prior written consent of the Company; provided, however, that until the earlier of (i) the second anniversary of the date hereof and (ii) the termination of the License and Collaboration Agreement, the Investor may not assign any claim for breach of this Agreement or its obligations under Section 8.3 hereof, other than (x) to an Affiliate of the Investor, (y) to any permitted assignee of the obligations under the License and Collaboration Agreement or an Affiliate thereof, or (z) in connection with the sale of a division or business unit by the Investor or any Affiliate thereof.
     9.7 Entire Agreement. This Agreement and the annexes, exhibits and schedules hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto; provided, however, that this Agreement is not intended to supersede the License and Collaboration Agreement.
     9.8 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York (without regard to the conflict of law principles thereof).
     9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     9.11 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.
     9.12 Notices. Unless otherwise provided, all notices, requests, consents and other communications hereunder to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five business days after being duly sent by first class registered or certified mail, or other courier service, postage prepaid, or the following business day after being telecopied with a confirmation copy by regular mail, and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:
     To the Company:
SGX Pharmaceuticals, Inc.
10505 Roselle Street
San Diego, California 92121
Attention: Chief Financial Officer
Attention: Legal Department
Fax:           (858) 558-4859
     With a copy (which shall not constitute notice) to:
Cooley Godward llp
4401 Eastgate Mall
San Diego, CA 92121
Attention: Kay Chandler
Fax:           (858) 550-6420
     To the Investor:
Novartis Pharma AG
Lichtstrasse 35
CH-4002 Basel
Switzerland
Attention: Joseph E. Mamie
Fax:          41 61 324 8111
     With a copy (which shall not constitute notice) to:
Novartis Institutes for BioMedical Research, Inc.
400 Technology Square

Cambridge, Massachusetts 02139
Attention: Robert L. Thompson, Vice President and General Counsel
Fax:           (617) 871-3354
     With a copy (which shall not constitute notice) to:
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Adam H. Golden, Esq.
Fax:           (212) 836-8689
     9.13 Finder’s Fee. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
     9.14 Expenses. Except as otherwise contemplated herein, each party shall pay its own fees and expenses with respect to this Agreement.
     9.15 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor (other than the waiver of any condition set forth in Section 5, which may be waived in the sole discretion of the Investor, and other than the waiver of any condition set forth in Section 6, which may be waived in the sole discretion of the Company).
     9.16 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     9.17 Confidentiality and Publicity.
          (a) All confidential information disclosed by a party hereto or its Affiliates to the other party hereto or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient party. Each party shall hold as confidential such confidential information of the other party or its Affiliates in the same manner and with the same protection as such recipient party maintains its own confidential information, but no less than a reasonable standard of care. A recipient party may only disclose confidential information of the other party to employees, agents, contractors, consultants and advisers of the party and its Affiliates, licensees and sublicensees; provided that such persons are bound to maintain the confidentiality of the confidential information in a manner consistent with the confidentiality provisions of this Agreement. The mutual obligations under this Section 9.17 shall not apply to any information to the extent the recipient party can demonstrate by competent evidence that such information: (i) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient party or its Affiliates; (ii) was known to, or was otherwise in the possession of, the recipient party or its Affiliates prior to the time of disclosure by the disclosing party; (iii) is disclosed to the recipient party or an Affiliate on a non-confidential basis by a third party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing party or any of its Affiliates; or (iv) is independently developed by or on behalf of the recipient party or its Affiliates, as evidenced by its written records, without reference to the confidential information disclosed by the disclosing party or its Affiliates under this Agreement. In addition to disclosures allowed hereunder, each party hereto may disclose confidential information belonging to the other party to the extent such disclosure is necessary in the following instances: (i) complying with applicable court orders or governmental regulations; and (ii) disclosure to consultants, investors, bankers, lawyers, accountants, agents or other third parties in connection with due diligence or similar investigations by such third parties, provided, in each case, that any such consultant, investor, banker, lawyer, accountant, agent or third party is bound to maintain the confidentiality of the confidential information in a manner consistent with the confidentiality provisions of this Agreement.
          (b) Each party hereto agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other party; provided however, that neither party hereto will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of any recognized stock exchange or quotation system. A party hereto who desires to issue a press release or make any other public disclosure relating to this Agreement shall notify the other in writing at least ten (10) business days (or such shorter period where legally required) before the time of the proposed release. Such party shall provide a draft of any of the proposed documents containing any such reference (including without limitation, a copy of this Agreement or any excerpt hereof, proposed to be filed with any securities regulatory authority or any securities exchange) to the other party and its counsel in sufficient time for review of such documents. In the event such other party objects to any such reference, the applicable document will be modified to such party’s reasonable satisfaction.
     9.18 Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “2005 Unaudited Financial Statements” shall have meaning set forth in Section 3.15(a).
     “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Control will be presumed if one Person owns, either of record or beneficially, at least 50% of the voting stock of any other Person.
     “Audited Financial Statements” shall have the meaning set forth in Section 3.15(a).
     “Board” shall have the meaning set forth in Section 8.3(a).
     “Certificate of Incorporation” shall have the meaning set forth in Section 3.1.
     “Closing Date” shall have the meaning set forth in Section 2.1.
     “Closing” shall have the meaning set forth in Section 2.1.
     “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
     “Common Stock” shall have the meaning set forth in Section 1.1(a).
     “Company” shall have the meaning set forth in the Preamble.
     “Company Equity Security” shall have the meaning set forth in Section 8.3(a).
     “Company Rights” shall have the meaning set forth in Section 3.11(a).
     “Company SEC Documents” shall have the meaning set forth in Section 3.15(b).
     “Disclosure Schedule” shall have the meaning set forth in the introductory paragraph of Section 3.
     “Encumbrance(s)” shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
     “Environmental Law” shall have the meaning set forth in Section 3.25(a).
     “ERISA” shall have the meaning set forth in Section 3.18.
     “Financial Statements” shall have the meaning set forth in Section 3.15(a).
     “GAAP” shall have the meaning set forth in Section 3.15(a).
     “Governmental Authority” shall have the meaning set forth in Section 3.5(a).
     “Hazardous Materials” shall have the meaning set forth in Section 3.25(b).
     “Interim Financial Statements” shall have meaning set forth in Section 3.15(a).
     “Investment Company Act” shall have the meaning set forth in Section 3.23.

     “Investor” shall have the meaning set forth in the Preamble and Section 1.1(c).
     “Investor Rights Agreement” shall mean that certain Amended and Restated Investor Rights Agreement, dated as of April 21, 2005, by and among the Company and each of the investors named therein, as amended by the First Amendment to Amended and Restated Investor Rights Agreement, dated as of October 31, 2005, and by the Investor Rights Agreement Amendment.
     “Investor Rights Agreement Amendment” shall mean that certain Amendment to Amended and Restated Investor Rights Agreement, dated as of the date hereof, by and between the Company, the Investor and the other stockholders of the Company parties thereto, a copy of which is attached as Exhibit B hereto.
     “License and Collaboration Agreement” shall mean that certain License and Collaboration Agreement, dated as of the date hereof, between the Company and Novartis Institutes for BioMedical Research, Inc.
     “Material Adverse Effect” shall have the meaning set forth in Section 3.1.
     “Material IP Contracts” shall have the meaning set forth in Section 3.11(b).
     “Novartis” shall have the meaning set forth in the Preamble.
     “Obligations” shall have the meaning set forth in Section 3.12(d).
     “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act.
     “Preferred Stock” shall have the meaning set forth in Section 3.2(a)(i).
     “Property” shall have the meaning set forth in Section 3.25(b).
     “Proprietary Rights” shall have the meaning set forth in Section 3.11(a).
     “Purchase Price” shall have the meaning set forth in Section 1.1(a).
     “Registration Statement” shall have the meaning set forth in the introductory paragraph of Section 3.
     “Release” shall have the meaning set forth in Section 3.25(b).
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Securities Act” shall have the meaning set forth in Section 3.13.
     “Securities Exchange Act” shall have the meaning set forth in Section 3.26.

     “Securities Laws” shall have the meaning set forth in Section 3.26.
     “Shares” shall have the meaning set forth in Section 1.1(a).
     “Share Price” shall have the meaning set forth in Section 1.1(b).
     “Subsidiary” shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

NOVARTIS PHARMA AG

By: Name:	/s/ Joseph E. Mamie Joseph E. Mamie
Title:	Head Operational Treasury

By:	/s/ Dr. Matthias S. Runge

Name:	Dr. Matthias S. Runge
Title:	Head Legal Pharma Ophthalmics & Oncology Region Europe

SGX PHARMACEUTICALS, INC.

By:	/s/ Michael Grey

Name:	Michael Grey
Title:	President and Chief Executive Officer
[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Annex A
Disclosure Schedule
(Delivered herewith)

Exhibit A
Cross Receipt
SGX PHARMACEUTICALS, INC.
637,755 SHARES OF COMMON STOCK
CROSS-RECEIPT
     Reference is made to the Stock Purchase Agreement, dated as of March 27, 2006 (the “Purchase Agreement”), by and between SGX Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Novartis Pharma AG, a corporation organized under the laws of Switzerland (“Novartis”).
     Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.
     1. Novartis hereby acknowledges receipt of an aggregate of 637,755 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).
     2. The Company hereby acknowledges receipt from Novartis in Federal or other immediately available funds by wire transfer in the aggregate amount of U.S. $5,000,000.00 (the “Purchase Price”) to purchase and pay for the Shares delivered by the Company at a per share price of $7.84 (the “Share Price”) pursuant to Section 1.1 of the Purchase Agreement.

Dated: March 27, 2006
New York, New York

SGX PHARMACEUTICALS, INC.

By: Name:	/s/ Michael Grey Michael Grey
Title:	President and Chief Executive Officer

NOVARTIS PHARMA AG

By:	/s/ Joseph E. Mamie

Name:	Joseph E. Mamie
Title:	Head Operational Treasury

By:	/s/ Dr. Matthias S. Runge

Name:	Dr. Matthias S. Runge
Title:	Head Legal Pharma Ophthalmics & Oncology Region Europe
[Signature to Cross Receipt]

Exhibit B
Investor Rights Agreement Amendment

Exhibit C
Lock-Up Agreement
LOCK-UP AGREEMENT
March 27, 2006
CIBC World Markets Corp.
Piper Jaffray & Co.
JMP Securities LLC
As Representative of the Several Underwriters
c/o CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017
     Re: Public Offering of SGX Pharmaceuticals, Inc.
Ladies and Gentlemen:
     The undersigned, a holder of common stock, par value $0.001 per share (“Common Stock”) or rights to acquire Common Stock of SGX Pharmaceuticals, Inc. (the “Company”), understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to: (i) the sale of the Securities to be sold pursuant to the prospectus relating to the Public Offering; (ii) sales under any 10b-5 plan; or (iii) transfers of Common Stock (A) as a bona fide gift or gifts, (B) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (C) if the undersigned is a corporation, to any “affiliate” (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of such corporation, (D) if the undersigned is a limited liability company, to a member or affiliated limited liability company, or (E) if the undersigned is a partnership, to a partner or affiliated partnership; provided, however, that in each such case under clause (iii) above, (1) it shall be a condition to the transfer that the donee or transferee execute an agreement stating that the donee or transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, (2) any such transfer shall not involve a disposition for value, (3) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5, Schedule 13D (or amendment thereto) or Schedule 13G (or amendment thereto)), (4) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (5) the undersigned notifies CIBC World Markets Corp. at least two business days prior to the proposed transfer or disposition. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Lock-Up Agreement.
     The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.
[signature page follows]

     This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

NOVARTIS PHARMA AG

By: Name:	/s/ Joseph E. Mamie Joseph E. Mamie
Title:	Head Operational Treasury

By:	/s/ Dr. Matthias S. Runge

Name:	Dr. Matthias S. Runge
Title:	Head Legal Pharma Ophthalmics & Oncology Region Europe